Exhibit 10.5

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 16, 2025, between TMC the metals company Inc., a company existing under the laws of the Province of British Columbia (the “Company”), and Korea Zinc Company, Ltd., a corporation incorporated under the laws of Korea (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company and subscribe for, securities of the Company as more fully described in this Agreement, in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act (as defined below), and, as applicable, Rule 506(b) of Regulation D as promulgated by the Commission (as defined below) under the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed thereto in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York or Korea are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Shares and Warrant against payment of the Subscription Amount pursuant to Section 2.1.

“Closing Date” means June 26, 2025 or such other date as the parties may mutually agree, which shall not be later than June 26, 2025.

“Commercial Production Commencement” shall have the meaning ascribed to such term in Schedule 4.1.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred shares, special shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Shares.

“Company” shall have the meaning ascribed thereto in the preamble.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

“Company Subsidiary” shall have the meaning ascribed to such term in Schedule 4.1.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(jj).

“DSHMRA” shall have the meaning ascribed to such term in Section 3.1(ee).

“Equity Securities” shall have the meaning ascribed to such term in Section 5.10(a).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(m).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Offering” shall have the meaning ascribed to such term in Section 5.10(f).

“Exempt Agreements” shall have the meaning ascribed to such term in Schedule 4.1.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Financing Notice” shall have the meaning ascribed to such term in Section 5.10(b).

“Financing Subscription Notice” shall have the meaning ascribed to such term in Section 5.10(b).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(m).

“Indemnification Claim” shall have the meaning ascribed to such term in Section 5.6.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“ISA” shall have the meaning ascribed to such term in Section 3.1(ee).

“Korea” means the Republic of Korea.

“Korea Zinc” shall have the meaning ascribed to such term in Schedule 4.1.

“Korea Zinc Proposal” shall have the meaning ascribed to such term in Schedule 4.1.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Matching Period” shall have the meaning ascribed to such term in Schedule 4.1.

“Matching Proposal” shall have the meaning ascribed to such term in Schedule 4.1.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Mineral Rights” means (i) prospecting permits or contracts, exploration permits or contracts, exploitation permits or contracts, mining leases, mining licences, mineral concessions, permits, contracts and claims and other forms of mineral tenure or other rights to ore, or to work upon the seafloor or lands for the purpose of searching for, developing or extracting ore under any form of mineral title recognized under applicable laws, whether contractual, statutory or otherwise, and including any pending application for any of the foregoing; or (ii) any interest in any of the foregoing.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(ii).

“NOAA” shall have the meaning ascribed to such term in Section 3.1(ee).

“Observer” shall have the meaning ascribed to such term in Section 5.9.

“Participation Right” shall have the meaning ascribed to such term in Section 5.10(a).

“PCMLA” shall have the meaning ascribed to such term in Section 3.2(k).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proposal Period” shall have the meaning ascribed to such term in Schedule 4.1.

“Proposed Offering” shall have the meaning ascribed to such term in Section 5.10(a).

“Proposed Services” shall have the meaning ascribed to such term in Schedule 4.1.

“Pro Rata Interest” means, on any date of calculation, the security ownership interest of the Purchaser in the Company, expressed as a percentage, equal to (i) the aggregate number of outstanding Common Shares beneficially owned, directly or indirectly, by the Purchaser (including the number of Common Shares that would be beneficially owned, directly or indirectly, assuming conversion, exercise or exchange of all Common Share Equivalents beneficially owned, directly or indirectly, by the Purchaser); divided by (ii) the actual aggregate number of outstanding Common Shares (including the number of Common Shares that would be beneficially owned, directly or indirectly, assuming conversion, exercise or exchange of all Common Share Equivalents beneficially owned, directly or indirectly, by the Purchaser).

“Purchaser” shall have the meaning ascribed thereto in the preamble.

“Purchaser Party” shall have the meaning ascribed to such term in Section 5.6.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Products” shall have the meaning ascribed to such term in Schedule 4.1.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(c).

“Regulatory Permits” shall have the meaning ascribed to such term in Section 3.1(ee).

“ROFO” shall have the meaning ascribed to such term in Schedule 4.1.

“ROFO Period” shall have the meaning ascribed to such term in Schedule 4.1.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“S-K 1300” shall have the meaning ascribed to such term in Section 3.1(gg).

“Sales Agreement” means that certain At-The-Market Equity Distribution Agreement, dated December 22, 2022, as amended, between the Company and Wedbush Securities Inc., as sales agent, as the same may be amended and/or restated from time to time.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrant and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” (each a “Share”) means 19,623,376 Common Shares to be issued and sold to the Purchaser pursuant to and in accordance with the terms and conditions of this Agreement.

“Subscription Amount” means an aggregate of US$85,165,451.84 in immediately available funds, or US$4.34 per Share and accompanying Warrant.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports or such other disclosures (as referred to below), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Technical Reports” means, collectively, the technical report entitled “Technical Report Summary – Initial Assessment of the NORI Property, Clarion-Clipperton Zone” dated as of March 17, 2021, prepared by AMC Consultants Pty Ltd. and other qualified persons and the technical report entitled “Technical Report Summary – TOML Mineral Resource, Clarion Clipperton Zone, Pacific Ocean” dated as of March 26, 2021, prepared by AMC Consultants Pty Ltd. and other qualified persons.

“Third-Party Notice” shall have the meaning ascribed to such term in Schedule 4.1.

“Third-Party Proposal” shall have the meaning ascribed to such term in Schedule 4.1.

“TMC” shall have the meaning ascribed to such term in Schedule 4.1.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrant and all exhibits and schedules thereto and hereto, and any other documents or agreements executed with the Purchaser in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

“UNCLOS” shall have the meaning ascribed to such term in Section 3.1(ee).

“UNCLOS Laws and Regulations” shall have the meaning ascribed to such term in Section 3.1(ee).

“Underwritten Public Offering” means a Proposed Offering in which the Company has engaged one or more investment banks that is being offered pursuant to an effective registration statement filed with the Commission under the Securities Act.

“Warrant” means the common share purchase warrant to purchase up to 6,868,181 Common Shares, which warrants shall be exercisable on or after the issuance of thereof at an initial exercise price per Common Share of US$7.00, and have a term of exercise the third anniversary of the Closing, with such further terms as set out in the warrant instrument in the form of Exhibit A attached hereto.

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrant.

ARTICLE II.

PURCHASE AND SALE

2.1Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein and in reliance upon the Company’s and the Purchaser’s representations and warranties set forth herein, the Company agrees to issue and sell, and the Purchaser agrees to purchase and subscribe for the Shares, free and clear of any Liens, and the Warrant in exchange for the Subscription Amount. The Company and the Purchaser shall deliver the items set forth in Section 2.2 at the Closing. At the Closing, the Company shall issue, or cause the Transfer Agent to issue, to the Purchaser in global form through a book-entry account maintained by the Transfer Agent the Shares purchased by the Purchaser at the Closing against payment by the Purchaser of the Subscription Amount (including providing a copy of the irrevocable instructions delivered by the Company to the Transfer Agent instructing the Transfer Agent to issue the Shares to the Purchaser by crediting the Shares to the account of the Purchaser on the Transfer Agent’s book-entry system on the Closing Date and confirmation from the Transfer Agent that such Shares were so issued on the date thereof). Such Shares shall be appropriately legended as set forth in Section 3.2(i) herein. Upon performance of the covenants and satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., One Financial Center, Boston, MA 02111 (United States) or such other location as the parties shall mutually agree, including by electronic delivery of any documents. Settlement of the Warrant shall occur via delivery, which may be electronic, of the Warrant to the Purchaser on the Closing Date.

2.2Deliveries.

(a)On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser at the Closing the following:

(i)this Agreement duly executed by the Company;

(ii)the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer, which shall be delivered to the Purchaser three (3) days before the Closing Date;

(iii)the Shares in accordance with Section 2.1; and

(iv)the Warrant, in accordance with Section 2.1, duly executed by the Company.

(b)On or prior to the Closing Date, the Purchaser at the Closing shall deliver or cause to be delivered to the Company the following:

(i)this Agreement duly executed by the Purchaser;

(ii)the Warrant, in accordance with Section 2.1, duly executed by the Purchaser; and

(iii)the Subscription Amount by wire transfer of immediately available funds, in accordance with the Company’s wire instructions.

2.3Closing Conditions.

(a)The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) of the representations and warranties of the Purchaser contained herein on the date hereof and on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) of the representations and warranties of the Company contained herein on the date hereof and on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1Representations and Warranties of the Company. Except as set forth in the SEC Reports or otherwise disclosed to the Purchaser as acknowledged in Sections 3.2(a) and (g) (referred to herein as “such other disclosures”), which SEC Reports and other disclosures shall be deemed a part hereof and shall qualify any representation or warranty made herein (whether or not such representation or warranty specifically references the SEC Reports or such other disclosures), the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Purchaser (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports or such other disclosures. Except as set forth in the SEC Reports or such other disclosures, the Company owns, directly or indirectly, all of the shares or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares or other equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free and clear of Liens.

(b)Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)Authorization; Enforcement. The Company has or will have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been or will be duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s notice of articles, articles, certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals and assuming the accuracy of the representations and warranties of the Purchaser herein, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to this Agreement, including under Section 5.1, (ii) the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which the Shares or Warrant are offered and/or sold, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby and (iv)

applicable Canadian securities laws, if applicable, which compliance will be effected by the Company in accordance with such laws (collectively, the “Required Approvals”).

(f)Issuance of the Securities; Exemption from Registration. The Shares, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and free and clear of all Liens. The Warrant is duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant Shares are duly authorized and, when issued and paid for in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable, and free and clear of all Liens. Assuming the accuracy of the representations and warranties made by the Purchaser, the offer and issuance by the Company of the Shares and Warrant are, and the issuance of the Warrant Shares issuable upon the exercise of the Warrant by the Purchaser in accordance with its terms, will be, exempt from registration under the Securities Act. The Company has reserved from its duly authorized capital shares the maximum number of Common Shares issuable pursuant to this Agreement and the Warrant.

(g)Capitalization. The capitalization of the Company as of the date hereof is as set forth in the SEC Reports or such other disclosures. The Company has 373,475,141 outstanding Common Shares as of the date of this Agreement and a binding commitment to issue 3,333,334 additional Common Shares upon payment therefor. Except as disclosed in the SEC Reports or such other disclosures, the Company has not issued any shares since its most recently filed periodic report under the Exchange Act, pursuant to which the number of total outstanding Common Shares of the Company is 362,186,002 as of May 13, 2025, other than pursuant to the exercise of stock options under the Company’s equity plans or arrangements, the issuance of Common Shares to employees, directors and consultants pursuant to the Company’s equity plans or employee stock purchase plans, pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act or issued under such equity plans or employee stock purchase plan and pursuant to the Sales Agreement. Except as disclosed in the SEC Reports or such other disclosures or as has been waived, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed in the SEC Reports or such other disclosures, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares or the shares of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share Equivalents or shares of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any Person (other than the Purchaser). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital of the Company were duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Current Report on Form 8-K to be filed by the Company disclosing this Agreement and the transactions contemplated hereby, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent the Company may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the most recent unaudited financial statements included within the SEC Reports, except as disclosed in the SEC Reports or such other disclosures, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity plans or arrangements. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(m)Environmental Laws.The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties and (iii) Liens that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Event. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(p)Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and where the failure to so have would have a Material Adverse

Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that any of the material Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, other than in accordance with the terms of the Intellectual Property Rights. Neither the Company nor any Subsidiary has received, since the date of the most recent unaudited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)Related Person Transactions. There are no business relationships or related person transactions, as defined in Item 404 of Regulation S-K under the Exchange Act, involving the Company or any subsidiary or any other person required to be described in the SEC Reports which have not been described as required as of the dates of the SEC Reports.

(s)Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)Certain Fees. Except as disclosed to the Purchaser, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)Registration Rights. Except as set forth in the SEC Reports or such other disclosures, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w)Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports or such other disclosures, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares are or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x)Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (it being understood that such disclosure furnished by or on behalf of the Company to the Purchaser includes the SEC Reports or such other disclosures). The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated which would result in the shareholders of the Company needing to approve the transactions contemplated by this Agreement.

(z)Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all federal, provincial, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(aa)Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(bb)Accountants. The Company’s accounting firm is Ernst & Young LLP. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(cc) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(dd)Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ee)Regulatory Compliance.  (1) Except as disclosed in the SEC Reports or such other disclosures, neither the Company nor any of its Subsidiaries has held any material Regulatory Permits and, to the Company’s knowledge, no such Regulatory Permits are or have been necessary for the Company or any of its Subsidiaries to conduct their respective businesses as presently conducted. Except as disclosed in the SEC Reports or such other disclosures, to the Company’s knowledge, no governmental authority (including the ISA or sponsoring state under UNCLOS or NOAA or the U.S. Department of Commerce) has stated or otherwise indicated that a material Regulatory Permit is required for the Company or any of its Subsidiaries to conduct their respective businesses as presently conducted. (2) There are no actions, suits or proceedings or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries related to compliance with UNCLOS Laws and Regulations or DSHMRA, including by a governmental authority (including the ISA or sponsoring state under UNCLOS or NOAA or the U.S. Department of Commerce). To the Company’s knowledge, the Company and its Subsidiaries are in material compliance with UNCLOS Laws and Regulations and DSHMRA. To the Company’s knowledge, each of the Company and its Subsidiaries currently have the use and benefit of all contracts executed in connection with their obligations under the UNCLOS Laws and Regulations.

As used in this Section 3.1(ee), the following terms have the defined meanings:

“DSHMRA” means the U.S. Deep Seabed Hard Mineral Resources Act and the regulations adopted by NOAA thereunder (15 Code of Federal Regulations parts 970 and 971).

“ISA” means the International Seabed Authority.

“NOAA” means U.S. National Oceanic and Atmospheric Administration.

“Regulatory Permits” means all (i) permits or contracts granted or approved by ISA or sponsoring state to the Company or any of its Subsidiaries or (ii) licenses or permits granted by NOAA under DSHMRA to the Company or any of its Subsidiaries.

“UNCLOS Laws and Regulations” means the United Nations Convention for the Law of the Sea (“UNCLOS”) and all related laws, conventions, international agreements, implementing agreements, and rules, regulations and procedures adopted by the ISA, including (a) the 1994 Agreement relating to the Implementation of Part XI of UNCLOS, (b) the laws administered by the ISA, and (c) any applicable customary international law.

(ff)Mineral Rights Agreements. Any and all of the agreements and other documents and instruments relating to the Mineral Rights are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, neither the Company nor any of its Subsidiaries is in default of any of the material provisions of any such agreements, documents or instruments, nor to the knowledge of the Company has any such default been alleged, except in each case as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)Technical Reports. Except as disclosed in the SEC Reports or such other disclosures, the Technical Reports complied in all material respects with the requirements of subpart 1300 of Regulation S-K under the Securities Act (“S-K 1300”) as at the date of each such report and since the date of preparation of the Technical Reports there has been no change that would disaffirm or change any aspect of the Technical Reports in any material respect or require the Company to file updated Technical Reports in accordance with S-K 1300.

(hh)Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ii)Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened in writing.

(jj)No “Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Company Covered Person, except for a Disqualification Event to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable.

3.2Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)Risk. The Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information the Purchaser knows about and deems relevant (including the SEC Reports and such other disclosures) in making an informed decision to purchase the Securities.

(b)Purchase for Investment. Purchaser is acquiring the Securities pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other Persons regarding the distribution of such Securities, except in compliance with Sections 3.2(d) and (n).

(c)Reliance. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state, provincial and territorial securities laws, as applicable, and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities. If any of the representations deemed to have been made by it by its purchase of the Securities are no longer accurate prior to Closing, the Purchaser shall promptly notify the Company.

(d)Compliance with the Securities Laws. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, applicable Canadian securities laws, the laws of the Purchaser’s jurisdiction of incorporation or formation and the rules and regulations promulgated thereunder.

(e)Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(f)Organization; Authority. The Purchaser is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full right, corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g)Sophisticated Investor. The Purchaser acknowledges that it is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Securities, and further acknowledges that the Company is entering into this Agreement in reliance on this acknowledgment and the Purchaser’s understanding, acknowledgment and agreement that the Company may have disclosed certain confidential matters to the Purchaser as part of its due diligence review that may represent material, non-public information of the Company. The Purchaser further acknowledges that it is aware of the restrictions imposed by United States and Canadian securities laws on the purchase or sale of securities by any Person who has received material, non-public information from the issuer of such Securities and on the communication of such information to any other Person when it is reasonably foreseeable that such other Person is likely to purchase or sell such securities in reliance upon such information. The Purchaser hereby waives any claim, or potential claim, it has or may have against the Company relating to the Company’s confidential disclosure, and the Purchaser’s receipt and possession, of such information.

(h)Independent Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(i)Legends. The Purchaser understands that, any certificates representing the Securities, whether maintained in a book entry system or otherwise, will bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE FROM IT OF SUCH RESALE RESTRICTIONS.”

In addition any share certificates, whether maintained in a book entry system or otherwise, representing the Securities may contain any legend required by the blue sky laws of any state or applicable Canadian securities laws to the extent such laws are applicable to the sale of such Securities hereunder. The Company shall use its commercially reasonable efforts to help facilitate the removal of such legend upon such time when it is legally permitted to do so under Rule 144 or applicable Canadian securities laws, or to facilitate any transfer of the Securities under Rule 144 or applicable Canadian securities laws that may be requested by the Purchaser, but in any event, shall not be obligated to incur any material costs or expenses in making such efforts other than as set forth herein.

(j)Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, the Purchaser represents that it is familiar with Rule 144, including Rule 144(i), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(k)Money Laundering. The funds representing the Subscription Amount which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) or the equivalent laws or regulations in other jurisdictions, and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser’s name and other information relating to this Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLA or other similar law or regulation. To the best of the Purchaser’s knowledge, (i) the Subscription Amount to be provided by the Purchaser (A) has not been and will not be obtained or derived, directly or indirectly, from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) is not being tendered on behalf of a person or entity who has not been identified to the Purchaser, and (ii) the Purchaser shall promptly notify the Company if the Purchaser discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

(l)General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

(m)Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and such other disclosures and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(n)Foreign Law Compliance. The Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Purchaser’s payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(o)Residence. The Purchaser is not a resident in a province or territory of Canada and acknowledges that the Securities have not been and will not be qualified for distribution in Canada and may not be offered or sold in Canada. The Purchaser acknowledges that any resale of the Securities in or into Canada must be exempt from, or not subject to, the requirement in Canadian securities legislation that prohibits a person or company from distributing a security without a prospectus that qualifies that distribution, and, where applicable, in compliance with or exempt from dealer registration requirements under Canadian securities legislation, and covenants that, unless permitted under applicable Canadian securities legislation, the Purchaser will not trade the Securities in Canada.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

STRATEGIC ARRANGEMENTS

4.1Strategic Arrangements. The Company and the Purchaser agree to the additional arrangements set forth on Schedule 4.1 attached hereto.

ARTICLE V.

OTHER AGREEMENTS OF THE PARTIES

5.1Furnishing of Information. Until the earliest of the time that the Purchaser ceases to own any of the Securities, the Company covenants to use commercially reasonable efforts to timely file and make available (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required to be filed by the Company pursuant to the Exchange Act after the date hereof, provided, however, that the Company is then subject to the reporting requirements of the Exchange Act.

5.2Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.3Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. Except (x) as may be required by applicable law or the rules and regulations of any Trading Market, in which case the announcing party shall provide prior notice of any such disclosure to the other party or (y) as otherwise agreed between the parties, either party may issue a press release or public announcement regarding the transactions contemplated in the Transaction Documents or any discussions between the parties regarding a potential commercial arrangement, subject to the following conditions: (a) the announcing party shall provide the other party with a draft of proposed press release or public announcement at least four (4) Business Days prior to its intended release, (b) the non-announcing party shall have the right to review and provide reasonable comments on the draft announcement within three (3) Business Days of receipt, (c) the announcing party shall make reasonable efforts to incorporate or address any comments or concerns raised by the non-announcing party before issuing the final press release or public announcement and (d) the final press release or public announcement shall be approved in writing by both parties prior to the release, with such approval not to be unreasonable withheld or delayed. Subject to the foregoing sentence, the Company and the Purchaser agree that any press release or public announcement may disclose (i) the fact that the parties have entered into this Agreement, (ii) the general nature of the investment and cooperation being explored, (iii) the strategic rationale for the potential relationship and (iv) the focus on developing U.S.-sourced critical minerals supply chains.

5.4Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

5.5Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities hereunder for working capital, and other general corporate purposes, including the repayment of indebtedness.

5.6Indemnification of Purchaser. Subject to the provisions of this Section 5.6, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party” and collectively, the “Purchaser Parties”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations or warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement (an “Indemnification Claim”), such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party; provided, that the failure of the Purchaser Party to promptly notify the Company shall not relieve the Company of its indemnification obligations hereunder, unless such failure is materially prejudicial to the Company in defending such action. Any Purchaser Party shall have the right to employ separate counsel in any such Indemnification Claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Indemnification Claim there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company shall not agree to any settlement of any Indemnification Claim without the Purchaser Party’s prior written consent, which shall not be unreasonably withheld or delayed, unless such settlement would (A) include a complete and unconditional release of the Purchaser Party from all liabilities or obligations with respect thereto, (B) not impose any liability or obligation on the Purchaser Party and (C) not involve a finding or admission of wrongdoing on the part of the Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

5.7Reservation of Common Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, clear and free of Liens, a sufficient number of Common Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrant.

5.8Listing of Common Shares. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which they are currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is reasonably necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations of which it has control under its articles or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the

Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

5.9Observer Rights. As long as the Purchaser owns all of the Shares it purchased and subscribed for on the Closing Date hereunder, the Company shall invite Yun B. Choi or another suitable representative of the Purchaser as mutually agreed by the parties in good faith (the “Observer”) to attend all meetings of the Board of Directors in a non-voting observer capacity and, in this respect, shall give the Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the Company reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting (i) would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or other applicable privilege, (ii) would create a conflict of interest between the Company, on the one hand, and the Purchaser and/or the Observer, on the other hand, (iii) the Purchaser or the Observer is deemed a direct competitor of the Company (as determined by the Board of Directors) or (iv) would lead to a violation of antitrust or other applicable laws. The Observer and the Purchaser shall keep confidential and will not disclose, divulge, or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company, unless such confidential information is (A) known or becomes known to the public in general (other than as a result of a breach of this Section 5.9 by the Purchaser or the Observer, or any of their respective Affiliates), (B) is or has been independently developed or conceived by the Purchaser or the Observer without use of the Company’s confidential information, or (C) is or has been made known or disclosed to the Observer by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that each of the Purchaser and the Observer may disclose confidential information as may otherwise be required by law, regulation, rule, court order or subpoena, provided, however, that the Purchaser or the Observer, as the case may be, promptly notifies the Company of such disclosure prior thereto and takes reasonable steps to minimize the extent of any such required disclosure. The Purchaser acknowledges, and shall direct the Observer to acknowledge, their obligations under the securities laws with respect to any material non-public information obtained pursuant to this Section 5.9. The Purchaser acknowledges and agrees that any breach of this Section 5.9 by the Observer shall be considered a breach of this Section 5.9 by the Purchaser for all purposes. For avoidance of doubt, if the provisions of this Section 5.9 conflict with any other provision of the Transaction Documents, the provisions of this Section 5.9 shall control. Notwithstanding the foregoing, if requested by the Company, the Purchaser and the Observer shall enter into a separate mutually agreeable form of confidentiality agreement with the Company before the Observer attends any such meetings or receives any such information provided for under this Section 5.9.

5.10Participation Right.

(a)In the event that the Company commences a public offering or private placement primarily for capital raising purposes (each, a “Proposed Offering”) of Common Shares or Common Share Equivalents (collectively, “Equity Securities”) after the Closing Date, the Purchaser shall have the right but not obligation (the “Participation Right”) to subscribe for all or a portion of such number of Equity Securities under the Proposed Offering that would allow the

Purchaser to maintain up to its Pro Rata Interest at the time of the Proposed Offering all on the same terms and conditions as offered to other potential subscribers and in compliance with Section 5.10(b) (taking into account any Common Share Equivalents issued to the Purchaser as part of any Proposed Offering). For greater certainty, the term “Proposed Offering” shall not include any Excluded Offering (as defined below).

(b)For so long as the Participation Right continues to be in effect, and in the event that the Company proposes a Proposed Offering, the Company shall deliver copies of all documents and other materials delivered by the Company (or any agent of the Company) to potential subscribers or purchasers and a notice to the Purchaser in writing, or, in the case of any registered public offering, in writing or orally (the “Financing Notice”), at least (x) five (5) Business Days or, (y) in the case of an Underwritten Public Offering, 24 hours or such shorter period given to all other investors in such Underwritten Public Offering, prior to the proposed closing date of the Proposed Offering specifying:

(i)as of the date thereof, the total number of outstanding Common Shares;

(ii)the total number and type of Equity Securities which are being offered;

(iii)the rights, privileges, restrictions, terms and conditions of such Equity Securities;

(iv)the consideration for which such Equity Securities are being offered under the Proposed Offering;

(v)if known by the Company and disclosable without violating any confidentiality obligations, the identity of the proposed subscribers or purchasers of such Equity Securities; and

(vi)the proposed closing date of the Proposed Offering.

(c)Subject to applicable securities laws, the Purchaser shall have the option by written notice (or orally if agreed to by the Company) given to the Company within (x) three (3) Business Days, or (y) in the case of an Underwritten Public Offering, 24 hours or such shorter period given to all other investors in such Underwritten Public Offering, following receipt of the Financing Notice (a “Financing Subscription Notice”), to subscribe for up to that number of Equity Securities being offered for sale (as described in the Financing Notice) for the consideration and on the terms and conditions set forth in the Financing Notice such that its Pro Rata Interest after giving effect to the Proposed Offering and the Purchaser’s participation therein shall be no more than its Pro Rata Interest immediately prior to the Proposed Offering; provided, however, that, if the Company or its agents attempts to wall-cross the Purchaser in conjunction with any Proposed Offering and the Purchaser declines to be wall-crossed, then the Purchaser shall not be entitled to its Participation Right set forth in this Section 5.10 in such Proposed Offering. In the Financing Subscription Notice, the Purchaser shall specify the number of Common Shares actually owned, directly or indirectly, by it as at the date of the Financing Subscription Notice and the number of Equity Securities for which the Purchaser is subscribing.

(d)If the Purchaser fails to deliver a Financing Subscription Notice within the period identified in Section 5.10(c) or waives its Participation Right in writing following receipt of a Financing Notice, then any rights which the Purchaser may have had to subscribe for any of the Equity Securities covered by that specific Financing Notice shall be extinguished; provided, that the Company shall not then complete a Proposed Offering for less consideration per Equity Security or otherwise on more favorable terms to the subscribers or purchasers without first providing the Purchaser with an amended Financing Notice, in which case Sections 5.10(a) and (b) shall apply again.

(e)The Purchaser agrees that, if required by applicable securities laws, securities regulatory authorities or stock exchanges, the Purchaser shall execute and deliver any report, undertaking or other documents that may be required with respect to the issue of Equity Securities to the Purchaser as a result of exercising its Participation Right.

(f)Notwithstanding the foregoing and for avoidance of doubt, the Participation Right set forth in this Section 5.10 shall not apply in connection with (i) the transactions contemplated by this Agreement or the Warrant, (ii) the issuance by the Company of Common Shares or special shares convertible into Common Shares upon the exercise of an option or warrant, vesting or settlement of restricted shares or restricted share units or the conversion of a security, including special shares, outstanding on the date hereof or issued upon the exercise, conversion or vesting of another security outstanding on the date hereof, (iii) the grant of Common Shares, options, restricted shares, restricted share units or other equity awards pursuant to equity incentive plans of the Company or the amendment of awards under the equity incentive plans of the Company, (iv) Common Shares and Common Share Equivalents issued as dividends or distributions or upon share splits, recapitalizations or similar transactions, (v) Common Shares and Common Share Equivalents issued or issuable pursuant to a merger, consolidation, acquisition or similar business combination, (vi) Common Shares and Common Share Equivalents issued or issuable to banks, equipment or real property lessors or other financial institutions pursuant to a non-convertible debt financing, equipment lease, bank credit arrangement or commercial leasing transaction entered into for primarily non-equity financing purposes, (vii) Common Shares and Common Share Equivalents issued or issuable in connection with strategic transactions, including (A) joint ventures, manufacturing, marketing, OEM, sponsored research, collaboration, tolling, offtake or distribution arrangements or (B) technology transfer or development arrangements, (viii) Common Shares and Common Share Equivalents issued or issuable to suppliers or third party service providers in connection with the provision of goods or services, (ix) Common Shares issued pursuant to any at-the-market sales or distribution agreement entered into by the Company pursuant to which the Company may conduct “at the market offerings” (as defined under Rule 415(a)(4) under the Securities Act), including, without limitation, pursuant to the Sales Agreement, (x) Common Shares and Common Share Equivalents issued to acquire any security convertible into the Common Shares and Common Share Equivalents referred to in clause (i) through (viii) above (each, an “Excluded Offering”)

(g)The Purchaser shall cease to have a Participation Right under this Section 5.10 and the Company’s obligations under this Section 5.10 shall cease upon the earlier to occur of (i) June 26, 2030, (ii) the date on which the Purchaser owns less than all of the Shares it purchased and subscribed for on the Closing Date hereunder and (iii) immediately after a closing of a Proposed Offering where the Purchaser does not exercise its Participation Right under this Section 5.10 in full.

ARTICLE VI.

MISCELLANEOUS

6.1Termination. This Agreement may be terminated by (a) mutual written consent of the Company and the Purchaser, (b) either the Company or the Purchaser by giving written notice to the other party if any governmental authority shall have issued a final and non-appealable order permanently enjoining the transactions contemplated hereby or if any law makes the consummation of the Closing illegal or otherwise prohibited, or (c) either the Company or the Purchaser by giving written notice to the other party, if the Closing has not been consummated on or before July 1, 2025; provided, however, that such termination right under the foregoing clause (c) shall not be available to the party whose material breach of this Agreement has resulted in the failure of the Closing to occur before such date. In the event of the termination of this Agreement in accordance with this Section 6.1, this Agreement shall become null and void (except for this Article VI which shall survive termination and remain valid and binding obligations of the parties); provided, however, that no such termination will affect the right of any party to sue for any breach by any other party prior to such termination or for fraud.

6.2Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

6.3Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.5Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof except to the extent expressly stated in such waiver, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger, sale of all or substantially all assets or other similar sale transaction). Subject to clause (f) of Schedule 4.1 with respect to the rights and obligations set forth in Section 4.1 and Schedule 4.1, the Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger, sale of all or substantially all assets or other similar sale transaction).

6.8No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 6.8.

6.9Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

6.10Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for one year following the Closing Date. All covenants contained herein shall survive the Closing and the delivery of the Securities for the later of the expiration of (a) their terms as set forth in this Agreement and (b) the applicable statute of limitations. Notwithstanding anything to the contrary herein, any Indemnification Claim asserted in good faith pursuant to Section 5.6 prior to the expiration of the applicable survival period set forth in this Section 6.10 shall survive until such Indemnification Claim is fully and finally resolved.

6.11Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” or “electronic” signature page were an original thereof.

6.12Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of the Warrant, the Purchaser shall be required to return any Common Shares subject to any such rescinded exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Warrant (including, issuance of a replacement Warrant evidencing such restored right).

6.14Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and subject to the requirements set out in the Company’s articles. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.15Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.18Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement. For purposes of this Agreement: (a) “include,” “includes” or “including” shall be deemed to be followed by “without limitation”; (b) “hereof,” “herein”, “hereby”, “hereto” and “hereunder” shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”; (d) the singular includes the plural and vice versa; (e) “any” shall mean “any and all”; (f) “or” is used in the inclusive sense of “and/or”; (g) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented and modified in effect from time to time in accordance with its terms; (h) reference to any law means such law as amended from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder; and (i) the number of days shall mean the number of calendar days unless expressly described as “Business Day”.

6.19WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TMC THE METALS COMPANY INC.			Address for Notice:

By:	/s/ Gerard Barron		1111 West Hastings Street
	Name:	Gerard Barron	15th Floor
	Title:	Chairman & Chief Executive Officer	Vancouver, British Columbia V6E 2J3
Canada
E-Mail: craig@metals.co

With a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Attn: Daniel T. Kajunski
One Financial Center
Boston, MA 02111
Email: dtkajunski@mintz.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[Signature page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Subscription Amount:	US$85,165,451.84

Name of Purchaser:	Korea Zinc Company, Ltd.

Signature of Authorized Signatory of Purchaser:		/s/ Ki Deok Park

Name of Authorized Signatory:	Ki Deok Park

Title of Authorized Signatory:	President

Email Address of Authorized Signatory:	[***]

Address for Notice to Purchaser:		33, Jong-ro, Jongno-gu
Seoul, Republic of Korea 03159
E-mail: [***]
Attention: [***]

With a copy to (which shall not constitute notice):		Kim & Chang
39, Sajik-ro 8-gil, Jongno-gu
Seoul, Republic of Korea 03170
E-mail [***]; [***]
Attention: [***]; [***]

Address for Delivery of Securities to Purchaser:

EIN Number:

[Signature page to Securities Purchase Agreement]

EXHIBIT A

Form of Warrant

SCHEDULE 4.1

Strategic Arrangements